UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2018

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 29, 2018, Meredith Corporation (the Company) announced that its Board of Directors elected Mr. Thomas Harty as President and Chief Executive Officer (CEO), and Mr. Stephen M. Lacy as Executive Chairman, effective February 1, 2018. Mr. Harty, 55, currently President and Chief Operating Officer (COO), will succeed Mr. Lacy, 63, as CEO.

Mr. Harty joined Meredith in 2004 as Vice President of its Magazine Group and subsequently served as its Chief Revenue Officer and President of Consumer Magazines. He was named National Media Group President in 2010 before being promoted to President and Chief Operating Officer in 2016.

Mr. Lacy, a member of the Board of Directors since 2004, joined Meredith as Chief Financial Officer in 1998. He was named President of the Meredith Publishing Group in 2000; President and Chief Operating Officer in 2004; and President and CEO in 2006. In 2010, Mr. Lacy was elected Chairman of the Board.

No new employment agreements have been executed in conjunction with these promotions. Mr. Harty's new base salary will be $900,000 and the new percentage of base salary payable as a target bonus under the management incentive program shall not be less than 100 percent (actual Company financial results may result in an actual bonus paid equal to less than or more than 100 percent of base salary). Mr. Lacy's new base salary will be $850,000.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ Joseph Ceryanec
Joseph Ceryanec
Chief Financial Officer
(Principal Financial and Accounting Officer)

Date: February 2, 2018